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                                  EXHIBIT 23.2

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                        [LETTERHEAD OF NEFF + RICCI LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
First Federal Banc of the Southwest, Inc.

We consent to inclusion in the registration statement on Form S-4 (Amendment No.
3) to be filed by First Federal Banc of the Southwest, Inc. with the Securities and Exchange Commission of our report dated October 21, 2004, except for note 15, as to which the date is March 22, 2005, with respect to the consolidated statements of financial condition of First Federal Banc of the Southwest, Inc. and subsidiary as of September 30, 2004 and 2003, and the related consolidated statements to income, statements of changes in shareholders' equity and statements of cash flows for each of the years in the two-year period ended September 30 ,2004, which report appears in the 2004 Financial Statements.


We consent to the reference to our firm under the heading "EXPERTS" in the joint proxy statement/prospectus included in the Form S-4.


/s/ Neff + Ricci LLP


Albuquerque, New Mexico
March 24, 2005